Exhibit 10.30

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE THE REGISTRANT HAS DETERMINED THE INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Renaissance

December 6, 2024

CONFIDENTIAL By E-Mail

Attn: Brian Dorsey

ARS Pharmaceuticals Operations, Inc. 11682 El Camino Real, Suite 120

San Diego, CA 92130

[***]

RE: Manufacturing Agreement dated as of September 9, 2020, as amended July 25, 2023 and as further amended September 17, 2024 (the "Manufacturing Agreement") by and between ARS Pharmaceuticals Operations, Inc. formerly known as ARS Pharmaceuticals, Inc. ("Company'') and Renaissance Lakewood, LLC ("Renaissance")

Dear Brian,

Capitalized terms used but not defined in this Letter Agreement have the meanings set forth in the Manufacturing Agreement.

Renaissance sincerely appreciates Company's willingness to purchase a second API tank. In consideration for the tank purchase and for Company's valued partnership, Renaissance agrees to [***] and as referenced in footnote three (3), page 8 of 23, in the "SECOND AMENDMENT TO THE MANUFACTURING AGREEMENT" effective September 17th, 2024 (the "Footnote 3"). Upon the execution of this Letter Agreement, the existing Footnote 3 will be deleted in its entirety and replaced with the following: [***]

Except as provided in this Letter Agreement, all terms and conditions set forth in the Manufacturing Agreement remain in full force and effect.

Please indicate your agreement with the foregoing by signing below.

Renaissance Lakewood, LLC Lakewood, NJ 08701 www.renpharm.com 1

Yours truly,	Received and acknowledged:
Renaissance Lakewood, LLC	ARS Pharmaceuticals Operations, Inc.

By: /s/ Kimberly D. Ernst	By: /s/ Brian Dorsey
Name: Kimberly D. Ernst	Name: Brian Dorsey
Title: VP, Product Development & Labs	Title: Chief Operating Officer

Renaissance Lakewood, LLC Lakewood, NJ 08701 www.renpharm.com 2